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EXHIBIT 99.1




[ATS MEDICAL LOGO]

                                 Contact:   Michael Dale, President/CEO
                                            763/553-7736

                               Investors:   EVC Group, Inc.
                                            Jennifer Beugelmans, 646/277-8704
                                            Doug Sherk, 415/896-6820
                                            Steve DiMattia, 646/277-8706 (Media)


FOR IMMEDIATE RELEASE


 ATS MEDICAL PROVIDES UPDATE ON 3F THERAPEUTICS ACQUISITION AND REVENUE OUTLOOK
                               FOR SECOND QUARTER
              Record Year-Over-Year Revenue Growth in all Markets

MINNEAPOLIS, July 17, 2006 -- ATS Medical, Inc. (NASDAQ: ATSI) today provided an update on its pending acquisition of 3F Therapeutics as well as preliminary revenue expectations for the second quarter ended June 30, 2006.

"Given the recent extension of the terms of our definitive agreement to acquire 3F Therapeutics, we wanted to provide an update on the transaction and the expected timing for its close," said Michael Dale, President and CEO of ATS Medical. "Specific to sales results, we look forward to reporting strong second quarter revenue growth in all markets, fueled by sales increases in all of our product lines. We will issue our final results for the second quarter of 2006 and conduct a conference call after market close on Wednesday, August 2, 2006. Mr. Dale continued, "We believe these results underscore the cardiac surgery community's continued embrace of our products and our mission to establish ATS Medical as a leading provider of proprietary technology to the cardiovascular surgeon. Based upon our performance during the first six months of 2006, we are reiterating our guidance to surpass $40 million in revenue for the full year."

"Regarding the acquisition of 3F Therapeutics, as previously disclosed, we are in the process of restating our financial statements to reflect separate accounting for embedded derivatives in our convertible senior notes issued in October 2005," continued Mr. Dale. "We expect to file amendments to our latest Form 10-K and Form 10-Q with the SEC early this week reflecting these new financials, which will allow us to file an amendment to our Form S-4 related to the 3F Therapeutics acquisition and respond to the SEC's last round of comments. We are optimistic we

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can conclude the SEC review process in time to hold our shareholder meeting and close this transaction in the latter half of August 2006."

ABOUT ATS MEDICAL
-----------------
ATS Medical, Inc. manufactures and markets products and services focused on cardiac surgery. The Company, global in scope, has been headquartered in Minneapolis since its founding in 1991. More than 100,000 ATS Open Pivot(R) Heart Valves, which utilize a unique pivot design resulting in exceptional performance and low risk profile, have been implanted in patients worldwide. ATS Medical's focus on serving the cardiac surgery community is further strengthened by product and service offerings including ATS Simulus(TM) annuloplasty products for heart valve repair, Surgi-Frost(R) and Frost-Byte(R) products for surgical cryoablation of cardiac arrhythmias, RTI Cardiovascular for allograft tissue services, QAS home monitoring services for anticoagulation therapy, and the development of PARSUS blood filtration technology. The ATS Medical web site is http://www.atsmedical.com.

SAFE HARBOR
-----------
This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2005, as amended.


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